Exhibit 24

LIMITED POWER OF ATTORNEY

FOR

COMMERCE ENERGY GROUP, INC.

SECTION 16(A) FILINGS

Know all by these presents, that the undersigned hereby constitutes and appoints each Steven S. Boss, Shaun E. McCabe and Patricia M. Wilson, signing singly, the undersigned’s true and lawful attorney-in-fact to:

(1)                                  Prepare, execute in the undersigned’s name and on the  undersigned’s behalf, and submit to the U.S. Securities and  Exchange Commission (the “SEC”) a Form ID, including  amendments thereto, and any other documents necessary or  appropriate to obtain codes and passwords enabling the  undersigned to make electronic filings with the SEC of reports  required by Section 16(a) of the Securities and Exchange Act  of 1934 or any rule or regulations of the SEC;

(2)                                  Execute for and on behalf of the undersigned, in the  undersigned’s capacity as an officer and/or director of  Commerce Energy Group, Inc. (the “Company”), Forms 3, 4,  and 5 and amendments thereto in accordance with Section 16(a)  of the Securities Exchange Act of 1934 and the rules  thereunder, and any other forms or reports the undersigned may  be required to file in connection with the undersigned’s  ownership, acquisition, or disposition of securities of the  Company;

(3)                                  Do and perform any and all acts for and on behalf of the  undersigned which may be necessary or desirable to complete  and execute any such Form IDs and Form 3, 4, or 5, or other  form or report, or amendment thereto and timely files such  forms or reports with the SEC and any stock exchange or  similar authority; and

(4)                                  Take any other action of any type whatsoever in connection  with the foregoing which, in the opinion of such  attorney-in-fact, may be of benefit to, in the best interest  of, or legally required by, the undersigned, it being  understood that the documents executed by such  attorney-in-fact on behalf of the undersigned pursuant to this  Power of Attorney shall be in such form and shall contain such  terms and conditions as such attorney-in-fact may approve in  such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power  and authority to do and perform any and every act requisite, necessary,  or proper to be done in the exercise of any of the rights and powers  herein granted, as fully to all intents and purposes as the undersigned  might or could do if personally present, with full power of substitution  or revocation, hereby ratifying and confirming all that such  attorney-in-fact, or such attorney-in-fact’s substitute or substitutes,  shall lawfully do or cause to be done by virtue of this Power of Attorney and the  rights and powers herein granted. The undersigned acknowledges that the  foregoing attorneys-in-fact, in serving in such capacity at the request of the  undersigned, are not assuming, nor is the Company assuming, any of the  undersigned’s responsibilities to comply with Section 16 of the Securities  Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the  undersigned is no longer required to file Forms 3, 4, and 5 with respect to the  undersigned’s holdings of and transaction in securities issued by the Company,  unless earlier revoked by the undersigned in a signed writing delivered to the  foregoing attorneys-in-fact. This Power of Attorney may be filed with the SEC as  a confirming statement of the authority granted herein.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney  to be executed as of this 6th day of February, 2008.

C. Douglas Mitchell
Print Name of Reporting Person or Entity

/s/ C. Douglas Mitchell
Signature